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                                                                    Exhibit 11
                                                                    Page 1 of 1

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                     Three months ended March 31,
                                                     ----------------------------
Primary:                                                 1996            1995
                                                     ------------    ------------
Net income                                           $     24,494    $      3,811
Less:  Preferred stock dividends                             (281)           (281)
       Subsidiary dilutive securities                                          (4)
                                                     ------------    ------------
                                                     $     24,213    $      3,526
                                                     ============    ============
Average common shares outstanding
  before common equivalents                                88,277          86,108
Common equivalent stock options                             2,506           1,848
                                                     ------------    ------------
                                                           90,783          87,956
                                                     ============    ============

Net income per share (dollars)                       $       0.27    $       0.04
                                                     ============    ============


                                      Three months ended March 31,
                        -------------------------------------------------------
                                   1996                         1995
                        --------------------------   ----------------------------
                           Common                       Common
Fully Diluted:             Shares        Income         Shares          Income
                       ------------   ------------   ------------    ------------
Average common and
  equivalent shares
  and net income
  per above                  90,783   $     24,213         87,956    $      3,526
Common equivalent
  stock options                                               286
                       ------------   ------------   ------------    ------------
                             90,783   $     24,213         88,242    $      3,526
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.27                   $       0.04
                                      ============                   ============
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